UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Tempest Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Proxy Statement - Subject to Completion

2000 Sierra Point Parkway, Suite 400
Brisbane, CA 94005
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on June 18, 2026
Dear Stockholder:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of TEMPEST THERAPEUTICS, INC., a Delaware corporation (the “Company”). The Special Meeting will be held on June 18, 2026 at 12:00 p.m., Eastern Time and will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online, for the following purpose:
1.
To approve, pursuant to Nasdaq Rule 5635, the issuance of up to (i) 925,927 shares of the Company’s common stock, par value $0.001 per share (“common stock”) issuable upon the exercise of outstanding Series A Warrants, (ii) 925,927 shares of the Company’s common stock issuable upon the exercise of outstanding Series B Warrants which were issued in connection with our private placement offering pursuant to the terms of the securities purchase agreement dated March 20, 2026 by and among the Company and the investors thereto; and

2.
To approve, pursuant to Nasdaq Rule 5635, the issuance of up to 2,344,828 shares of the Company’s common stock issuable upon the exercise of outstanding Common Warrants which were issued in connection with an Inducement Offer to Exercise Common Stock Purchase Warrants Issued in November 2025 pursuant to the terms of the letter agreement dated May 28, 2026 by and between the Company and the investor thereto.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/TPST2026SM and entering the control number included in the proxy card in the enclosed proxy materials. You will not be able to attend the meeting in person.
The record date for the Special Meeting is May 28, 2026. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Virtual Stockholders’ Meeting
to be held on June 18, 2026 at 12:00 p.m., Eastern Time.
The proxy statement is available at ir.tempesttx.com.
By Order of the Board of Directors
/s/ Nicholas Maestas
Nicholas Maestas
Corporate Secretary

Brisbane, California
June   , 2026
You are cordially invited to attend the virtual Special Meeting. You will not be able to attend the Special Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the virtual Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board” or “Board of Directors”) of Tempest Therapeutics, Inc. (sometimes referred to as the “Company” or “Tempest”) is soliciting your proxy to vote at a Special Meeting of Stockholders to be held on June 18, 2026 (the “Special Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about May 28, 2026 to all stockholders of record entitled to vote at the Special Meeting.
How do I attend the Special Meeting?
The Special Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/TPST2026SM. You will not be able to attend the Special Meeting in person. Stockholders attending the virtual Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
You are entitled to attend the Special Meeting if you were a stockholder as of the close of business on May 28, 2026 (the “Record Date”), or hold a valid proxy for the meeting. To be admitted to the Special Meeting, you will need to visit www.virtualshareholdermeeting.com/TPST2026SM and enter the control number found next to the label “control number” included in the proxy card in the enclosed proxy materials. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or proxy to vote.
Whether or not you participate in the Special Meeting, it is important that you vote your shares.
The Special Meeting will begin promptly at 12:00 p.m. Eastern Time on Thursday, June 18, 2026. We encourage you to access the Special Meeting a few minutes before it begins. Online check-in will start approximately 15 minutes before the meeting begins.
What if I cannot find my control number?
If you do not have your control number and you are a registered stockholder, please contact us at cc@tempesttx.com and we will be able to provide your control number to you. If you do not have a control number, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/TPST2026SM and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Special Meeting.
What if I have technical difficulties or trouble accessing the virtual Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/TPST2026SM.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/TPST2026SM. In addition, for the 10 days prior to the Special Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose during regular business hours. To access the list of record stockholders beginning May 28, 2026 and until the meeting, stockholders should email cc@tempesttx.com.

Who can vote at the Special Meeting?
Only stockholders of record at the close of business on May 28, 2026 will be entitled to vote at the Special Meeting. On the Record Date, there were [ ] shares of the Company’s common stock, par value $0.001 per share (“common stock”) outstanding and entitled to vote. Whether or not you participate in the Special Meeting, it is important that you vote your shares.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, to ensure your vote is counted, we urge you to vote by proxy by using the enclosed proxy card, or by voting over the telephone or through the internet.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•
Approval of the issuance of up to (i) 925,927 shares of common stock issuable upon the exercise of outstanding Series A Warrants (the “Series A Warrants”), (ii) 925,927 shares of the Company’s common stock issuable upon the exercise of outstanding Series B Warrants (the “Series B Warrants,” and together with the Series A Warrants, the “PIPE Warrants”) which were issued in connection with our private placement offering pursuant to the terms of the securities purchase agreement dated March 20, 2026 by and among the Company and the investors thereto (the “SPA”), pursuant to Nasdaq Rule 5635 (the “PIPE Proposal” or “Proposal 1”).

•
Approval of the issuance of up to 2,344,828 shares of the Company’s common stock issuable upon the exercise of outstanding Common Warrants (the “Inducement Warrants”) which were issued in connection with an Inducement Offer to Exercise Common Stock Purchase Warrants Issued in November 2025 pursuant to the terms of the letter agreement dated May 28, 2026 by and between the Company and the investor thereto (the “Inducement Letter”), pursuant to Nasdaq Rule 5635 (the “Inducement Proposal” or “Proposal 2”).

What if another matter is properly brought before the Special Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
For the matter to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online during the meeting even if you have already voted by proxy.
•	To vote online during the meeting, access the Special Meeting materials by following the instructions you will receive in your email and submit an electronic ballot during the meeting.
•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your telephone vote must be received before 11:59 p.m., Eastern Time on June 17, 2026.

•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your internet vote must be received before 11:59 p.m., Eastern Time on June 17, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You must also register to attend the meeting at www.virtualshareholdermeeting.com/TPST2026SM using the control number as provided by your broker, bank or other agent.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
If you are a holder of our common stock, on each matter to be voted upon, you have one vote for each share of common stock you held as of the close of business on the Record Date.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the PIPE Proposal and “For” the Inducement Proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 2 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions.
If you are a beneficial owner of shares held in street name and you do not plan to obtain a proxy from your broker, bank or other agent and vote at the Special Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to at least one “routine” matter but does not vote on “non-routine” matters because you did not provide voting instructions on such matters. Proposals 1 and 2 are considered non-routine under applicable stock exchange rules, and without your instruction, your broker, bank or other agent cannot vote your shares on those matters. Please instruct your broker, bank or other agent so your vote can be counted.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	submit another properly completed proxy card with a later date;
•	grant a subsequent proxy by telephone or through the internet;
•	send a written notice that you are revoking your proxy to our Corporate Secretary at 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005; or
•	attend the Special Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes and abstentions.

How many votes are needed to approve the proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1.	PIPE Proposal	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting on such matter	No effect	No effect
2.	Inducement Proposal	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting on such matter	No effect	No effect

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the Record Date, there were [ ] shares outstanding and entitled to vote. Thus, the holders of [ ] shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Special Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How do I ask a question at the Special Meeting?
Only stockholders of record as of the Record Date may submit questions or comments at the Special Meeting. If you would like to submit a question, you may do so by joining the virtual meeting at www.virtualshareholdermeeting.com/TPST2026SM and typing your question in the box in the meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Special Meeting when you log in prior to the start of the Special Meeting. In accordance with the rules of conduct, we ask that you limit your questions and remarks to those that are relevant to the proposal at the Special Meeting. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to the proposal at the Special Meeting, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement is available at ir.tempesttx.com.
Why is the Company proposing each of the PIPE Proposal and Inducement Proposal?
Pursuant to the SPA, the Company agreed to seek approval from its stockholders for the issuance of the shares issuable upon exercise of the PIPE Warrants within 90 days following the date of the SPA (the “PIPE Stockholder Approval”). Pursuant to the Inducement Letter, the Company agreed to call and hold a special meeting of stockholders on or prior to July 15, 2026 (the “Inducement Stockholder Approval”). The Series A Warrants will become exercisable on the effective date of the PIPE Stockholder Approval (the “PIPE Stockholder Approval Date”) and have a term of five years from the later of the PIPE Stockholder Approval Date and the Effectiveness Date (as defined below). The Series B Warrants will become exercisable on the PIPE Stockholder Approval Date and have a term of twenty-four months from the later of the PIPE Stockholder Approval Date and the Effectiveness Date. The Inducement Warrants will be exercisable at any time on or after the Inducement Stockholder Approval Date and expire two (2) years following the initial issuance date.
We are seeking stockholder approval of the stock issuances described above in order to comply with Nasdaq Stock Market Rules 5635(c) and (d), as applicable.
Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”), regardless of whether such shares are issued to one person or group or are more widely distributed.
Nasdaq Listing Rule 5635(c) requires stockholder approval in connection with certain equity compensation, subject to exceptions specified therein. For this purpose, “equity compensation” includes common stock (and/or securities convertible into or exercisable for common stock) issued to a company’s officers, directors, employees or consultants at a discount to the Market Value (as defined below) of such company’s common stock.

PROPOSAL 1
APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE PIPE WARRANTS
General
On March 20, 2026, we entered into the SPA with (a) two institutional investors (the “Institutional Investors”) and (b) Factor Bioscience Inc. (“Factor” and, together with the Institutional Investors, each, an “Investor” and, together, the “Investors”), pursuant to which we agreed to issue and sell in a private placement (the “Private Placement”) an aggregate of 462,964 shares of our common stock, and, in lieu of common stock, Pre-Funded Warrants to purchase up to 462,963 shares of our common stock, in each case accompanied by (i) Series A Warrants to purchase up to 925,927 shares of our common stock and (ii) Series B Warrants to purchase up to 925,927 shares of our common stock. The shares of common stock and the PIPE Warrants were immediately separable and were issued separately.
Further, Dr. Matthew Angel, who is our Chief Executive Officer and a director, is a majority equityholder of the parent of Factor and Chairman of the Board of Directors of Factor. Pursuant to the SPA, we sold an aggregate of 231,482 shares of our common stock, 231,482 Series A Warrants and 231,482 Series B Warrants to Factor in exchange for $500,001.12, before deducting placement agent fees and other offering expenses payable by us.
Pursuant to the SPA, we agreed to seek approval from our stockholders for the issuance of the shares issuable upon exercise of the PIPE Warrants within 90 days following the date of the SPA. The Company further agreed to solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management appointed proxyholders shall vote their proxies in favor of such proposals. The Series A Warrants will become exercisable on the effective date of the PIPE Stockholder Approval Date and have a term of five years from the later of the PIPE Stockholder Approval Date and the Effectiveness Date (as defined below). The Series B Warrants will become exercisable on the PIPE Stockholder Approval Date and have a term of twenty-four months from the later of the PIPE Stockholder Approval Date and the Effectiveness Date. The PIPE Warrants have an exercise price of $2.16 per share.
Each Purchaser has agreed that, if it holds any Shares or Pre-Funded Warrant Shares as of the record date for the Special Meeting, it will not vote such Shares or Pre-Funded Warrant Shares on the proposal to approve the issuance of the shares issuable upon exercise of the PIPE Warrants.
Reasons for Stockholder Approval
Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635(c), which requires stockholder approval in connection with certain equity compensation, subject to exceptions specified therein. For this purpose, “equity compensation” includes common stock (and/or securities convertible into or exercisable for common stock) issued to a company’s officers, directors, employees or consultants at a discount to the Market Value (as defined herein) of such company’s common stock. There is an exception to such requirement for plans that merely provide a convenient way to purchase shares on the open market or from a listed company at the consolidated closing bid price (as reflected on Nasdaq.net) immediately preceding the time that the listed company enters into a binding agreement with such officer, director, employee or consultant to issue the equity compensation (“Market Value”).
The issuance of our common stock underlying the PIPE Warrants may result in shares of our common stock being issued to Factor at a price below the Market Value of our common stock as of the time we entered into the SPA. Thus, the issuance of the warrants to Factor may be considered “equity compensation” under Nasdaq Listing Rule 5635(c).
In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”), regardless of whether such shares are issued to one person or group or are more widely distributed. Accordingly, we are seeking stockholder approval of this Proposal 1 under Nasdaq Listing Rule 5635(d) because the shares issuable in the Private Placement (including the shares issuable upon exercise of the PIPE Warrants) may represent 20% or more of our outstanding common stock (or voting power) and the effective price of such issuance was below the Minimum Price.
By approving this Proposal 1, you are approving the proposal for purposes of the requirements under Nasdaq Listing Rule 5635(c) and (d), which would result in Factor being able to acquire shares of our common stock at a price of less than Market Value.
Description of the Warrants
Exercise Price and Duration. The Series A and Series B Warrants will be immediately exercisable by the holders thereof upon stockholder approval of this Proposal 1 and may be exercised at any time beginning on the PIPE Stockholder Approval Date and ending on the date that is the applicable expiration date for such warrant. The Series A Warrants may be exercised for a period of five years from the date that is the later of the PIPE Stockholder Approval Date and the effectiveness date of the applicable resale registration statement (the “Effectiveness Date”), and the Series B Warrants may be exercised for a period of twenty-four months from the date that is the later of the PIPE Stockholder Approval Date and the Effectiveness Date. The exercise price of the Series A and Series B Warrants is $2.16 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock. The Series A and Series B Warrants may also be exercised by means of a “cashless exercise” as provided for in the applicable warrant.
Beneficial Ownership Limitation. The PIPE Warrants contain a beneficial ownership limitation that generally restricts a holder from exercising the warrants if, after giving effect to such exercise, the holder would beneficially own more than 4.99% (or, at the holder’s election, 9.99%) of our outstanding common stock, subject to adjustment in accordance with the terms of the warrants.
Fundamental Transactions. If a Fundamental Transaction (as defined in the PIPE Warrant, as applicable) occurs, then, upon any subsequent exercise of such warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are the surviving corporation, and any additional consideration (the “Alternative Consideration”) receivable as a result of such Fundamental Transaction. If holders of our common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of the Series A or Series B Warrant, as applicable, shall be given the same choice as to the Alternative Consideration it receives upon any exercise of such warrant following such Fundamental Transaction.
Rights as a Stockholder. Except as set forth in the PIPE Warrants, the holders of the PIPE Warrants do not have the rights or privileges of a holder of our common stock, including any voting rights, until such warrants are exercised.
Transferability. The PIPE Warrants may be offered for sale, sold, transferred or assigned without our consent, subject to compliance with applicable securities laws and the conditions set forth in the PIPE Warrants.
Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Series A or Series B Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.
Amendment and Waiver. Each of the PIPE Warrants may be modified or amended or the provisions thereof waived with the written consent of our Company and the respective holder.

Shares Issuable Upon Exercise
Following stockholder approval of this Proposal 1, up to 1,851,854 shares of common stock will be issuable upon exercise of the PIPE Warrants. The shares of common stock issuable upon exercise of the PIPE Warrants may not be sold or otherwise transferred for as long as a registration statement filed under the Securities Act covering the resale of such shares remains effective, or pursuant to exemption from registration under the Securities Act. The sale into the public market of the shares of common stock underlying the PIPE Warrants could materially and adversely affect the market price of our common stock.
Potential Effects of the Proposal
If our stockholders do not approve this Proposal 1, the limitation on the Investors exercising the PIPE Warrants will remain in effect and neither we, nor the Investors as holders of the PIPE Warrants will be entitled to exercise the PIPE Warrants for shares of our common stock. Your approval of this Proposal 1 will assist us in meeting our obligations under the SPA. In addition, our ability to access the capital contemplated by the Private Placement is important to support our liquidity and fund our operations. The inability of the Investors to exercise the PIPE Warrants could further jeopardize our future financing prospects because prospective purchasers of securities may consider our stockholders as unsupportive of financings approved by our Board.
If our stockholders do not approve this Proposal 1 at the Meeting, pursuant to the SPA, we are required to call a meeting every ninety (90) days thereafter to seek stockholder Approval until the earlier of the date on which stockholder Approval is obtained or the PIPE Warrants are no longer outstanding. Failure to receive approval of this Proposal 1 at the Meeting will therefore increase our general and administrative expenses, funds that we believe would be better spent pursuing our business plan.
Additional Information
This summary is intended to provide you with basic information concerning the Private Placement. For a more complete description of the SPA and Private Placement, please see our Current Report on Form 8-K filed on March 20, 2026 and the exhibits filed therewith.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2
APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE INDUCEMENT WARRANTS
General
On May 28, 2026, we entered into a definitive agreement with an investor for the immediate exercise of certain outstanding warrants to purchase an aggregate of 1,172,414 shares of the Company’s common stock originally issued by the Company on November 26, 2025, having an original exercise price of $3.50 per share, at a reduced exercise price of $1.73 per share.
As consideration for the exercise of such existing warrants for cash, the Company agreed to issue the Inducement Warrants, which are new unregistered short-term warrants to purchase up to an aggregate of 2,344,828 shares of common stock at an exercise price of $1.73 per share. The Inducement Warrants will be exercisable at any time on or after the Inducement Stockholder Approval Date and expire two (2) years following the initial issuance date.
The inducement transaction closed on June 1, 2026, and on that date, we also issued the placement agent warrants (“PA Warrants”) to designees of H.C. Wainwright & Co., LLC, as partial compensation for services rendered in connection with the inducement transaction.
Pursuant to the Inducement Letter, the Company agreed to call and hold a special meeting of stockholders on or prior to July 15, 2026, with the recommendation of the Company’s Board that such proposal is approved. The Company further agreed to solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals.
Reasons for Stockholder Approval
Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635(d), which requires stockholder approval of transactions other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the Minimum Price, regardless of whether such shares are issued to one person or group or are more widely distributed. Accordingly, we are seeking stockholder approval of this Proposal 2 under Nasdaq Listing Rule 5635(d) because the shares issuable upon exercise of the Inducement Warrants may represent 20% or more of our outstanding common stock (or voting power) and the effective price of such issuance was below the Minimum Price.
By approving this Proposal 2, you are approving the proposal for purposes of the requirements under Nasdaq Listing Rule 5635(d).
Description of the Warrants
Exercise Price and Duration. The Inducement Warrants will be exercisable at any time on or after the Inducement Stockholder Approval Date and expire two (2) years following the initial issuance date. The exercise price of the Inducement Warrants is $1.73 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock. The Inducement Warrants may also be exercised by means of a “cashless exercise” as provided for in the applicable warrant.
Beneficial Ownership Limitation. The Inducement Warrants contain a beneficial ownership limitation that generally restricts a holder from exercising the warrants if, after giving effect to such exercise, the holder would beneficially own more than 4.99% (or, at the holder’s election, 9.99%) of our outstanding common stock, subject to adjustment in accordance with the terms of the warrants.
Fundamental Transactions. If a Fundamental Transaction (as defined in the Inducement Warrant, as applicable) occurs, then, upon any subsequent exercise of such warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such

Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction. If holders of our common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of the Inducement Warrant, as applicable, shall be given the same choice as to the Alternate Consideration it receives upon any exercise of such warrant following such Fundamental Transaction.
Rights as a Stockholder. Except as set forth in the Inducement Warrants, the holders of the Inducement Warrants do not have the rights or privileges of a holder of our common stock, including any voting rights, until such warrants are exercised.
Transferability. The Inducement Warrants may be offered for sale, sold, transferred or assigned without our consent, subject to compliance with applicable securities laws and the conditions set forth in the Inducement Warrants.
Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Inducement Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.
Amendment and Waiver. Each of the Inducement Warrants may be modified or amended or the provisions thereof waived with the written consent of our Company and the respective holder.
The Placement Agent Warrants
The PA Warrants bear substantially the same terms of the Inducement Warrants, except that the PA warrants have an exercise price of $2.1625 per share, are exercisable commencing on the effective date of Inducement Stockholder Approval and expire two years following the initial issuance date. Under the terms of the PA Warrants, the investor may not exercise the warrants to the extent such exercise would cause the investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at such investor’s option upon issuance, up to 9.99%), of the Company’s then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised.
Shares Issuable Upon Exercise
Following stockholder approval of this Proposal 2, up to 2,344,828 shares of common stock will be issuable upon exercise of the Inducement Warrants, and up to 82,069 shares of common stock will be issuable upon exercise of the PA Warrants. The shares of common stock issuable upon exercise of the Inducement Warrants and PA Warrants may not be sold or otherwise transferred for as long as a registration statement filed under the Securities Act covering the resale of such shares remains effective, or pursuant to exemption from registration under the Securities Act. The sale into the public market of the shares of common stock underlying the Inducement Warrants and PA Warrants could materially and adversely affect the market price of our common stock.
Potential Effects of the Proposal
If our stockholders do not approve this Proposal 2, the limitation on the investor exercising the Inducement Warrants and PA Warrant will remain in effect and neither we, nor the investor as holder of the Inducement Warrants will be entitled to exercise the Inducement Warrants or PA Warrants for shares of our common stock. Your approval of this Proposal 2 will assist us in meeting our obligations under the Inducement Letter. In addition, our ability to access the capital contemplated by the Inducement Letter is important to support our liquidity and fund our operations. The inability of the investor to exercise the Inducement Warrants or PA Warrants could further jeopardize our future financing prospects because prospective purchasers of securities may consider our stockholders as unsupportive of financings approved by our Board.
If our stockholders do not approve this Proposal 2 at the Meeting, pursuant to the Inducement Letter, we are required to call a meeting every ninety (90) days thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained or the Inducement Warrants are no longer outstanding. Failure to receive approval of this Proposal 2 at the Meeting will therefore increase our general and administrative expenses, funds that we believe would be better spent pursuing our business plan.

Additional Information
This summary is intended to provide you with basic information concerning the inducement transaction and the Inducement Warrants. For a more complete description of the Inducement Letter and Inducement Warrant, please see the Current Report on Form 8-K to be filed immediately following the closing of the transaction and the exhibits to filed therewith.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2026, the most recent practicable date for computing beneficial ownership, by:
•	each of our Named Executive Officers;
•	each of our directors and director nominees;
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Applicable percentage ownership is based on 14,344,034 shares of our common stock issued and outstanding as of March 31, 2026. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of March 31, 2026. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares	Percent of Total
Stockholders Owning Greater than 5%:
Entities affiliated with Lotus Capital BVI Limited(2)	3,431,425	23.9%
Directors and Named Executive Officers:
Matthew Angel(3)	5,068,552	35.3%
Stephen Brady(4)	174,597	1.2%
Samuel Whiting(5)	71,666	*
Nicholas Maestas(6)	36,923	*
Christine Pellizzari(7)	3,869	*
Michael Raab(8)	6,274	*
Ronit Simantov(9)	3,869	*
All current directors and executive officers as a group (6 persons)(10)	5,294,084	36.3%

*	Less than one percent.
(1)	The address for each director and executive officer is c/o Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005.
(2)
Shares of common stock are held by Erigen LLC. Lotus Capital BVI Limited is the beneficial owner of such shares. The address of Lotus Capital BVI Limited is Mandar House, 3rd Floor Johnson’s Ghut, Tortola VG1110 British Virgin Islands.

(3)
Includes 4,837,070 shares of common stock held by Dr. Angel and 231,482 shares of common stock held by Factor. Dr. Angel is the majority stockholder and Chairman of the Board of Directors of Factor and exercises voting and investment power over the shares held by Factor Bioscience Inc. The address of Factor Bioscience Inc. is 1035 Cambridge St Ste 17B, Cambridge MA 02141.

(4)	Represents (i) 3,613 shares of common stock and (ii) 170,984 shares of common stock subject to options that are exercisable within 60 days of March 31, 2026.
(5)	Represents 71,666 shares of common stock subject to options that are exercisable within 60 days of March 31, 2026.
(6)	Represents (i) 590 shares of common stock and (ii) 36,333 shares of common stock subject to options that are exercisable within 60 days of March 31, 2026.
(7)	Represents 3,869 shares of common stock subject to options that are exercisable within 60 days of March 31, 2026.
(8)	Represents 2,639 shares of common stock subject to options that are exercisable within 60 days of March 31, 2025.
(9)	Represents 3,869 shares of common stock subject to options that are exercisable within 60 days of March 31, 2026.
(10)	Represents (i) 5,072,755 shares of common stock and (ii) 221,329 shares of common stock subject to options that are exercisable within 60 days of March 31, 2026.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2026 Special Meeting of Stockholders
Requirements for stockholder proposals to be brought before a special meeting
Our Bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005. To be timely for the 2026 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between September 29, 2026 and October 29, 2026; provided, however, that if the date of that annual meeting of stockholders is advanced by more than 20 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2026 Annual Meeting of Stockholders must be received by us not later than September 8, 2026 in order to be considered for inclusion in our proxy materials for that meeting. However, if the 2026 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after January 27, 2027, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statement materials with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
For this meeting, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single set of Special Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker or us. Direct your written request to Tempest Therapeutics, Inc., Attention: Corporate Secretary, 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005. Stockholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Nicholas Maestas
Corporate Secretary
Dated: June , 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TPST2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01176-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TEMPEST THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

T01177-TBD

TEMPEST THERAPEUTICS, INC.
Special Meeting of Stockholders
June 18, 2026 at 12:00 p.m., Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew Angel and Nicholas Maestas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TEMPEST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/TPST2026SM at June 18, 2026 at 12:00 p.m., Eastern Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side